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                                                                   EXHIBIT 10.43

                   BRADLEES, INC. AND BRADLEES STORES, INC.

                        MANAGEMENT EMERGENCE BONUS PLAN


1.   Purpose. This Plan is intended as an incentive for a select group of senior
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executive employees of the Company that will align the interests of these executives with creditors in their pursuit of successful emergence from Chapter 11.

2.   Definitions.  Capitalized terms not otherwise defined herein shall have the
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meanings set forth below:

     (a)  "Board of Directors" shall mean the Board of Directors of Bradlees,
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Inc.

     (b)  "Bonus Pool" shall mean the three million dollar aggregate amount
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payable to Participants of the Plan.

     (c)  "Cause" shall with respect to any Participant have the meaning defined
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in such Participant's employment agreement to the extent one exists, or if there is no such employment agreement, Cause shall mean:

          (i) dishonest statements or acts of the Participant with respect to the Company or any subsidiary or affiliate thereof;

          (ii) the Participant's commission of (A) a felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

          (iii) material failure to perform to the reasonable satisfaction of the Chief Executive Officer a substantial portion of the Participant's duties and responsibilities hereunder, which failure continues after written notice given to the Participant by the Chief Executive Officer;

          (iv) gross negligence or willful misconduct of the Participant with respect to the Company or any subsidiary or affiliate thereof; or

          (v) material breach by the Participant of any of the Participant's obligations to the Company.

     (d)  "Company" shall mean Bradlees, Inc. and Bradlees Stores, Inc.
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     (e)  "Contingent Award" shall mean the award granted to each Participant
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calculated by multiplying the Contingent Award Percentage by the Bonus Pool, the
payment of which will be contingent on the achievement of Successful Emergence from Chapter 11.
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     (f)  "Contingent Award Percentage" shall mean the award percentage granted
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to each Participant by the Compensation Committee.

     (g)  "Credit Facility" shall mean the two hundred and seventy million
           ---------------
dollar financing facility with BankBoston, N.A. as Administrative Agent and Issuing Bank (as amended, supplemented, extended, refinanced, replaced or otherwise modified from time to time), under which the Company is allowed to borrow for general corporate purposes, working capital and inventory purposes.

     (h)  "Effective Date" shall mean the date on which the Company emerges from
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Chapter 11 bankruptcy.

     (i)  "Good Reason" shall have the meaning defined in such Participant's
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employment agreement to the extent one exists or if there is no such employment agreement, Good Reason shall mean the occurrence of any one of the following events:

          (i) substantial adverse change in the Participant's responsibilities and duties with regard to his/her employment with the Company,

          (ii)   a reduction in salary,

          (iii) elimination of participation in any senior management incentive plan maintained by the Company (but Good Reason shall not exist by virtue of this clause (iii) if participation in such senior management incentive plan is eliminated for all members of senior management),

          (iv) the relocation of the offices at which such Participant is principally employed to a location more than fifty miles from the Company's offices in Braintree, Massachusetts.

     (j)  "9% Convertible Notes" shall mean the notes issued to members of the
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Bank Group (as defined in the Company's Plan of Reorganization) by Bradlees
Stores, Inc. and guaranteed by the Company, which bear interest at a rate of 9% per annum and are convertible into shares of the Company's common stock at any time after the first anniversary of the Effective Date.

     (k)  "Payment" shall mean the portion of a Contingent Award that has been
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paid out in cash to a Participant.

     (l)  "Participant" shall mean any officer designated as eligible to
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participate in the Plan by the Compensation Committee.

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     (m)  "Plan" shall mean the Bradlees, Inc. Management Emergence Bonus Plan,
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as amended from time to time.

     (n)  "Successful Emergence from Chapter 11" shall mean the Company has
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received confirmation of a consensual Plan of Reorganization promulgated by management or by creditors that results in the Company's emergence from Chapter 11 bankruptcy.

3.   Administration.  The Plan shall be administered by the Compensation
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Committee of the Board of Directors of the Company, based upon the recommendations by the Chief Executive Officer. The Compensation Committee may in its sole discretion interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for administration of the Plan and make such other determinations and take such action as it deems necessary or advisable. Any interpretation, determination, or other action made or taken by the Board shall be final, binding and conclusive. Contingent Award Percentages will be determined by the Chief Executive Officer subject to the approval of the Compensation Committee, except with respect to awards to the Chief Executive Officer. The Compensation Committee's exercise of this discretionary authority shall at all times be in accordance with the terms of the Plan and shall be entitled to deference upon review by any court, agency or other entity empowered to review its decision, and shall be enforced provided that it is not arbitrary, capricious or fraudulent.

4.   Contingent Awards
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     4.1  Granting of Contingent Awards.  The Company shall grant to each
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Participant a Contingent Award representing a percentage of the Bonus Pool.  In no event shall Contingent Awards representing more than one hundred percent (100%) of the Bonus Pool be granted to Participants. The Company shall notify each Participant of the grant of a Contingent Award in such manner as it shall deem appropriate.

     4.2  Payments to Participants.  One-third (1/3) of each Contingent Award
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shall be paid to each Participant in cash on the Effective Date.  The remaining amount of each Contingent Award will be paid to each Participant on the later of
(a) the one-year anniversary of the Effective Date and (b) the date upon which the 9% Convertible Notes are fully repaid or converted into equity securities of the Company. No Payments will be made under the Plan if there exists any continuing event of default under the Credit Facility.

5.   Termination of Employment.
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     5.1  Involuntary Termination for Cause or Voluntary Termination without
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Good Reason.  If a Participant ceases to be employed by the Company by reason of
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an involuntary separation for Cause or a voluntary separation for other than
Good Reason, such person shall (i) be obligated to repay promptly to the Company an amount equal to a portion of the payment made within the last twelve months as determined in accordance with the immediately

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following sentence.  To determine the amount that each Participant must repay to the Company, the Participant shall multiply each Payment made to him or her within the last twelve months by a fraction, the numerator of which is 365 minus the number of days between the date of said Payment and such Participant's date of departure from the Company and the denominator of which is 365. In addition, such Participant shall forfeit all rights to any subsequent installment of his or her Contingent Award. Any such forfeiture (which shall include amounts required to be repaid to the Company under this Section 5.1) shall automatically be reallocated among all remaining Participants on a pro rata basis by adding to the Contingent Award of each remaining Participant an amount equal to the forfeited sum multiplied by a fraction, the numerator of which is each such Participant's original Contingent Award Percentage and the denominator of which is the sum of the Contingent Award Percentages of all Participants remaining in the Plan.

     5.2  Termination for other than Cause or Voluntary Termination for Good
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Reason. If any Participant leaves the employ of the Company after the Effective
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Date but prior to receiving the Payment of any installment as set out in Section
4.2 as a result of (i) involuntary termination other than for Cause, (ii) voluntarily separation for Good Reason or (iii) the death or disability of the Participant, the Participant shall not be required to return any portion of the Payments paid and shall be entitled to payment of the balance of his or her Contingent Award. Payments shall be made within 30 days after the date of termination of employment.

6.   Limitation of Company's Liability.  Subject to its obligation to make
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payments as provided for hereunder, neither the Company nor any person acting on behalf of the Company shall be liable for any act performed or the failure to perform any act with respect to this Plan. The Company is under no obligation to grant any Contingent Award with respect to any of the payments required to be made hereunder or to fund any payment with respect to any Contingent Award in advance of their actual payment or to establish any reserves with respect to this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. No Participant, or his or her beneficiary or beneficiaries, shall have any right, other than the right of an unsecured general creditor, against the Company in respect of the benefits to be paid hereunder.

7.   Withholding of Tax.  Anything to the contrary notwithstanding, all payments
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required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to applicable federal, state or local law or regulation.

8.   Assignability.  Except as otherwise provided by law, no benefit hereunder
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shall be assignable, or subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any benefit to be so subject shall be void.

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9.   Right to Set Off.  The Company shall be entitled to set off from any
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amounts payable to any Participant by the Company hereunder an amount sufficient to repay in full all loans outstanding from the Company to such Participant.

10.  No Right to Continued Employment.  Neither the establishment of the Plan,
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the participation by an employee in the Plan nor the payment of any award hereunder or any other action pursuant to the Plan shall be held or construed to confer on any Participant the right to continue in the employ of the Company or affect any right which the Company may have to terminate at will the employment of any such Participant.

11.  Governing Law.  This Plan shall be construed, administered, and enforced in
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accordance with the laws of the Commonwealth of Massachusetts.

12.  Relationships to Other Plans.  Participation and payments under the Plan
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shall not affect or be affected by participation or payments under any other plan of the Company except as otherwise specifically provided by the Company.

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

                                BRADLEES, INC.

                        MANAGEMENT EMERGENCE BONUS PLAN

                                  Appendix A
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        Participants                         Percentage of Bonus Pool
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         Total Pool:                                   100%

                                      A-1